EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the registration of 330,030 shares of the Company's Class A Common Stock, pursuant to the Schawk, Inc. 1991 Outside Directors' Formula Stock Option Plan, as amended, effective as of May 16, 2001, of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Schawk, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Chicago, Illinois
October 25, 2001

                                           /s/ Ernst & Young LLP